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                                                                   EXHIBIT 10.24

                               SECURITY AGREEMENT
                               ------------------

          This SECURITY AGREEMENT, dated as of November 8, 2000 is made by the undersigned ("Obligor") to Safeguard Scientifics, Inc., a Pennsylvania corporation (the "Lender").

                                    Recitals
                                    --------

     1. Lender has entered into a Guaranty dated as of October 4, 2000, relating to certain obligations of Obligor to Legg Mason Wood Walker ("Legg Mason") arising under the Warren V. Musser Foundation, Inc. Legg Mason Account (No. [INTENTIONALLY OMITTED]) (the "Foundation Account") and the Warren V. Musser Legg Mason Account (No. [INTENTIONALLY OMITTED]) (the "Musser Account"), together with the Foundation Account, the "Accounts") (such guaranty or any replacement thereof from Lender or any affiliate of Lender referred to herein as the "Guaranty"). Pursuant to the Guaranty the Lender agrees to guaranty certain obligations of the Obligor to Legg Mason in connection with the Accounts. The Obligor has agreed to reimburse Lender for any amounts paid pursuant to the Guaranty pursuant to a Letter Agreement dated October 4, 2000 and amended as of November 8, 2000 (the "Letter Agreement").

     2. The Lender has loaned to the Borrower the principal amount of $10,000,000 by a Note dated October 18, 2000 (the "Note").

     3. It was a condition to Lender making the Loan and to continue to guaranty the obligations of Obligor relating to the Accounts that the Obligor enter into this Security Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     SECTION 1.  Grant of Security Interest. Obligor hereby grants to Lender a
                 --------------------------
security in interest in the following property, whether now owned or hereafter arising or acquired (collectively, the "Collateral"):

         (a) all of Obligor's accounts, general intangibles, chattel paper, and instruments (collectively, the "Receivables");

         (b)  all investment property;

         (c)  all books and records of Obligor relating to any of the foregoing;

         (d) all proceeds and products of any of the foregoing, including insurance payable by reason of loss or damage;

provided, however, that the grant of such a security interest shall not apply to, and the term "Collateral" shall not include, any particular item of property of Obligor if the grant of a security
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interest in such property is prohibited by, or would otherwise constitute an event of default under, any agreement with a third party lender to which Obligor is a party or by which Obligor's property is bound ("Excluded Collateral"); provided further, however, that Obligor shall use his reasonable best efforts to get the consent of such third party lenders to the security interests granted hereunder and that upon receipt of such consent or payment in full of such indebtedness, such Excluded Collateral shall be deemed to be Collateral hereunder.

Obligor represents and warrants that he is the sole owner of the Collateral and has the legal right to grant to Lender a security interest therein, and that the Collateral is free and clear of all other liens, security interests and encumbrances, in each case, except as described in the financial disclosures provided to Lender by Obligor either prior to or within two business days following the execution of this Agreement.

     SECTION 2.  Security for Liabilities. This Agreement secures the payment
                 ------------------------
and performance of all indebtedness, obligations, and liabilities of every kind and nature (whether primary or secondary, direct or indirect, absolute or contingent, sole, joint, or several, secured or unsecured, similar or dissimilar, or related or unrelated), heretofore, now, or hereafter contracted or acquired, of Obligor to Lender under the Letter Agreement and the Note (collectively, the "Liabilities").

     SECTION 3.  Obligor Remains Liable.  Anything herein to the contrary
                 ----------------------
notwithstanding, (a) Obligor shall remain liable under his contracts and agreements included in the Collateral to the extent set forth therein to perform all of Obligor's duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of the rights hereunder shall not release Obligor from any of his duties or obligations under its contracts and agreements included in the Collateral, and (c) Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Obligor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 4.  Further Assurances. (a) Obligor agrees that from time to time,
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at his expense, he will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce his rights and remedies hereunder with respect to any Collateral.
Without limiting the generality of the foregoing, Obligor will: (i) upon request by Lender, mark conspicuously each document and each item of chattel paper included in his Receivables and each of his records pertaining to any of the Collateral, with a legend, in form and substance satisfactory to Lender, indicating that such document, chattel paper, or Collateral is subject to the security interest granted hereby; (ii) if any of his Receivables shall be evidenced by a promissory note or other instrument, deliver and pledge to Lender hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender, and (iii) execute and file such financing or continuation statements or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Lender may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

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         (b)  Obligor hereby authorizes Lender to file one of more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Obligor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any part thereof shall be sufficient as a financing statement where permitted by law.

         (c) Obligor will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may request, all in reasonable detail, and will upon request provide Lender with current financial statements in form reasonably satisfactory to Lender or other information regarding Obligor's financial position and the Collateral as Lender may reasonably request, including without limitation, detailed descriptions of all investment property held in the Accounts on a daily basis if requested.

     SECTION 5.  Certain Covenants as to Receivables.  Obligor shall:
                 -----------------------------------
         (a) Keep his residence and the office where he keeps his records, including all computer hardware and software, concerning his Receivables, and all originals of all chattel paper which evidence any such Receivables at the place specified in Schedule 1 hereto or, upon 30 days' prior written notice to Lender, at such other location as shall be identified in such notice and which are in a jurisdiction where all action required by Section 4 shall have been taken with respect to his Receivables. Obligor will hold and preserve such records and chattel paper and will permit representatives of Lender at any time during normal business hours to inspect and make abstracts from such records and chattel paper. Obligor shall immediately endorse and deliver to Lender each instrument included in the Receivables.

         (b) Except as otherwise provided in this subsection (b), Obligor shall continue to collect, at his own expense, all amounts due or to become due to Obligor under the Receivables. In connection with such collections, Obligor may take (and, at Lender's direction, shall take) such action as Obligor or Lender may deem necessary or advisable to enforce collection of his Receivables; provided, however, that Lender shall have the right, at any time and from time to time, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to Lender and to direct such account debtors or obligors to make payment of all amounts due or to become due thereunder directly to Lender and, upon such notification and at the expense of Obligor, to enforce collection of any such Receivables, and to adjust, settle, or compromise the amount, payment, or other terms thereof, upon terms which it considers advisable. Any amounts received or collected by Lender pursuant to this subsection shall be held as cash collateral and applied as provided in Section 12(b). After such notification, and in any event following the occurrence and during the continuance of an Event of Default, Obligor shall not adjust, settle, or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereunder, or allow any credit or discount thereon.

         (c) Whether or not it shall have elected to notify account debtors or obligors under Receivables to make payment directly to Lender, and whether or not an Event of Default shall have occurred, Lender shall have the right, by notice to Obligor, to require that all amounts and proceeds received or collected by Obligor in respect of his Receivables shall be

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received in trust for the benefit of Lender hereunder, shall be segregated from other funds of Obligor, and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided by Section 12(b).

         (d) Lender shall have the right from time to time following the occurrence and during the continuance of an Event of Default to communicate directly with account debtors and obligors on the Receivables.

     SECTION 6.    Certain Covenants as to Investment Property.
                   -------------------------------------------

         (a) With respect to any Collateral that constitutes a security entitlement, a commodity contract, a security account or commodity account ("Security"), the Obligor shall, at the request of Lender, use his reasonable best efforts to cause the applicable securities intermediary or commodity intermediary with respect thereto either to identify in its records Lender's having a security interest in such Security or to agree in writing with Obligor and Lender that such securities intermediary or commodity intermediary will comply with entitlement orders originated by Lender without further consent of Obligor; such agreement to be in form and substance satisfactory to Lender. Without limiting the foregoing, Obligor agrees, at the request of Lender, to use his reasonable best efforts to obtain such agreements from Legg Mason with respect to the Accounts and from The Chase Manhattan Bank ("Chase") with respect to Obligor's account (the "Chase Account") with Chase. Lender understands that any such agreement with Legg Mason or Chase will contain provisions satisfactory to Legg Mason or Chase concerning the subordination of Lender's security interest.

         (b) Obligor agrees that it will not sell or dispose of any investment property including any assets in the Accounts other than, in the case of the Accounts to the extent that such assets are applied to repayment of loans by Legg Mason secured by the Accounts or the Note so long as such dispositions do not involve the disposition of Lender's common stock or Internet Capital Group, Inc.'s common stock unless such sales are made with the consent of Lender's president or chief financial officer, provider, however, that Obligor shall be entitled to retain a portion of such proceeds equal to his reasonable and good faith estimate of all taxes he will owe in connection with the disposition of such investment property based upon his overall tax position and taking into account losses which are available to offset such taxes. Securities in the Chase Account may be sold to pay Obligor's obligations, to repay loans made by Chase secured by assets in the Chase Account or, following such payments, if proceeds are deposited in the Accounts, for application to amounts owed to Legg Mason. Obligor shall not incur any additional indebtedness relating to the Accounts or in any other Accounts as to which the Accounts are contingently liable.

         (c) All agreements entered into with the securities intermediaries and commodities intermediaries shall provide that no disposition shall be made of any asset within such Account without the prior written consent of Lender and that no trading of any securities in such Account shall be permitted without Lender's prior written consent; provided that such agreement may provide that securities may be sold in accordance with the terms of the Letter Agreement to repay the liabilities.

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         (d)  Obligor shall provide from time to time upon request of Lender schedules showing all securities entitlements held in any securities account or commodities account in reasonable detail setting forth the initial purchase price of such securities entitlements and commodities entitlements and the current market value of such securities entitlements and commodities entitlements (which shall be on a daily basis until Obligor is otherwise notified) .

     SECTION 7.  Transfers and Other Liens; Incurrence of Debt. Obligor shall
                 ---------------------------------------------
not:

         (a) Sell, assign (by operation of law or otherwise), or otherwise dispose of any of the Collateral or any real property or other material assets owned Obligor except upon written consent of the president or chief financial officer of Lender;

         (b) Create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral or any other assets owned by Obligor except those in existence on the date of this Agreement; or

         (c) Incur any additional indebtedness for borrowed money or guaranty any such indebtedness without the consent of the president or chief financial officer of Lender.

     SECTION 8.  Lender Appointed Attorney-in-Fact. Obligor hereby irrevocably
                 ---------------------------------
appoints Lender as his attorney-in-fact, with full authority in the place and stead of Obligor and in the name of Obligor, Lender, or otherwise, from time to time in Lender's discretion to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

         (a) to sign in the name and on behalf of Obligor any financing statements or other papers required under Section 4;

         (b) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (c) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper in connection with subsection (b) above; and

         (d) to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral.

     Obligor hereby ratifies and approves all acts of Lender as such attorney-in-fact. Lender shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all Liabilities have been fully satisfied and until Lender is no longer committed to allow additional Liabilities to be incurred. Any amounts received or collected by Lender in its capacity as such attorney-in-fact shall be held as cash collateral and applied as provided in Section 12(b).

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     SECTION 9.  Lender May Perform. If Obligor fails to perform any agreement
                 ------------------
contained herein, Lender may itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Obligor under Section 13(b).

     SECTION 10.  Lender's Duties. The powers conferred on Lender hereunder are
                  ---------------
solely to protect its interest in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

     SECTION 11. Inspection Rights.  Lender shall, at reasonable times during
                 -----------------
normal business hours, have access to inspect, audit, and make extracts from all of Obligor's records, files, and books of account relating to the Collateral, and Obligor shall deliver any document or instrument necessary for Lender to obtain records from any securities intermediary holding Collateral. Obligor shall, at Lender's request, take all steps necessary to facilitate such inspection.

     SECTION 12. Remedies.  If any Event of Default shall have occurred and be
                 --------
continuing, subject to the rights of any holder of a senior lien or security interest:

         (a) Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania (the "Code") and other applicable laws and agreements and also may (i) require Obligor to, and Obligor hereby agrees that he will at his expense and upon request of Lender forthwith, assemble the tangible Collateral as directed by Lender and make it available to Lender at a place or places to be designated by Lender which are reasonably convenient to Lender and Obligor and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as Lender may deem commercially reasonable. Obligor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Obligor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) All cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Lender, be held by Lender (without interest) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Lender pursuant to Section 13) in whole or in part by Lender against, all or any part of the Liabilities in such order as Lender shall elect. This right shall include the right to hold such proceeds as cash collateral, for application to any Reimbursement Obligation under the Letter Agreement until all obligations due thereunder

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have been paid in full and the Guaranty released. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Liabilities (including any Reimbursement Obligation) and release of the Guaranty shall be paid over to Obligor or to whosoever may be lawfully entitled to receive such surplus.

     SECTION 13. Indemnity and Expenses. (a) Obligor agrees to indemnify Lender
                 ----------------------
from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from Lender's gross negligence or willful misconduct.

         (b) Obligor will upon demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Lender may incur in connection with
(i) the preparation, administration and amendment of this Agreement, (ii) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Lender, or (iv) the failure by Obligor to perform or observe any of the provisions hereof

     SECTION 14. Amendments, Indulgences, etc.  No amendment or waiver of any
                 -----------------------------
provision of this Agreement nor consent to any departure by Obligor herefrom shall in any event be effective unless the same shall be in writing and signed by the president or chief financial officer of the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Lender in the exercise of any right, power, or remedy under this Agreement shall constitute a waiver thereof, or prevent the exercise thereof in that or any other instance.

     SECTION 15. Addresses for Notices.  All notices and other communications
                 ---------------------
provided for hereunder shall be given in writing (including facsimile communication) and, if to Obligor, mailed or telecopied or delivered to him at the address therefor shown at the time in Lender's records with a copy to Morgan
R. Jones, Esquire, Drinker Biddle & Reath, LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103, and, if to Lender, mailed or delivered to it at 435 Devon Park Drive, Wayne, PA 19087, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mail or when facsimile transmission is confirmed during normal business hours, respectively, addressed as aforesaid.

     SECTION 16. Continuing Security Interest, etc. This Agreement shall create
                 ----------------------------------
a continuing security interest in the Collateral and shall (a) be binding upon Obligor, his heirs, administrators, successors, and assigns and (b) inure to the benefit of Lender and its successors, transferees, and assigns. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Liabilities and no security taken hereafter as security for payment or performance of the Liabilities shall impair in any manner or affect this Agreement or the security interest granted hereby, all such present and future additional security to be considered as one general, continuing security. Any of the Collateral may be released from this Agreement without altering, varying, or diminishing in any way this Agreement or the security interest granted

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hereby as to the Collateral not expressly released, and this Agreement and such security interest shall continue in full force and effect as to all of the Collateral not expressly released.

     SECTION 17. Governing Law; Consent to Jurisdiction; Waiver of Right to Jury
                 ---------------------------------------------------------------
Trial; Definitions; Counterparts.
--------------------------------
         (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (b) Obligor consents to the jurisdiction of the courts of Pennsylvania and of the courts of the United States sitting in Pennsylvania in any litigation concerning this Agreement, and Obligor waives any objection based on venue or inconvenient forum.

         (c) OBLIGOR WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION INVOLVING THIS AGREEMENT.

         (d) As used herein, the term "Event of Default" means (a) Obligor's failure to pay when due any of the Liabilities (after giving effect to any grace or cure period provided for in any writing governing or evidencing any of the Liabilities) and (b) any "event of default" as such term is defined in any agreement, instrument, or document governing or evidencing any of the Liabilities and shall include the Events of Default set forth in the Note whether or not the Note is then in effect. Unless otherwise defined herein, terms defined in the Uniform Commercial Code as in effect in Pennsylvania on the date hereof (including the terms "accounts," "general intangibles," "chattel paper," "instruments," "investment property", "proceeds," and "products" "security account," "security entitlement," "security intermediary") are used herein as therein defined as of such date.

         (e) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     SECTION 18. Severability.  The provisions of this Agreement are independent
                 ------------
of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part.

     IN WITNESS WHEREOF, Obligor, intending to be legally bound, has executed or caused the execution of this Agreement, under seal, as of the date first above written.


                                       /S/ WARREN V. MUSSER
                                       --------------------
                                       WARREN V. MUSSER

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